As filed with the Securities and Exchange Commission on January 22, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Focus Media Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Unit No. 1, 20th Floor, The Centrium
60 Wyndham Street, Central, Hong Kong
+852-3752-8009

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 Employee Share Option Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Lin, Esq.

Simpson Thacher & Bartlett
ICBC Tower, 35th Floor
3 Garden Road
Central, Hong Kong
+852 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary shares, $0.00005 par value per share	4,933,600	(3)	$25,452,442.4	(3)	$3471.71
Ordinary shares, $0.00005 par value per share	5,895,000	(4)	$30,412,305	(4)	$4148.24
Total	10,828,600		$55,864,747.4		$7619.95

(1)

These shares may be represented by the American Depositary Shares (the “ADSs”) of Focus Media Holding Limited (the “Registrant”), each of which represents five ordinary shares, par value $0.00005 per share (the “Ordinary Share”). ADSs issuable upon deposit of the securities registered hereby have been registered under a registration statement on Form F-6 (File No. 333-142820) filed with the Commission on April 2, 2007 and a registration statement on Form F-6 (File No. 333-162768) filed with the Commission on October 30, 2009.

(2)

Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(3)

The amount to be registered represents restricted share units that vested on December 28, 2012 which were offered under the 2010 Employee Share Option Plan. Pursuant to Rule 457(c) and Rule 457(h), the maximum aggregate offering price is calculated as 4,933,600 Ordinary Shares issuable upon vesting of outstanding restricted share units, multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Market on January 16, 2013, or $25.795, divided by five, the Ordinary Share-to-ADS ratio, which is equal to an aggregate offering price of $25,452,442.4.

(4)

The amount to be registered represents restricted share units that vested on November 25, 2012 which were offered under the 2010 Employee Share Option Plan. Pursuant to Rule 457(c) and Rule 457(h), the maximum aggregate offering price is calculated as 5,895,000 Ordinary Shares issuable upon vesting of outstanding restricted share units, multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Market on January 16, 2013, or $25.795, divided by five, the Ordinary Share-to-ADS ratio, which is equal to an aggregate offering price of $30,412,305.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.                                      The Registrant’s annual report on Form 20-F for the year ended December 31, 2011 (File No. 000-51387) filed with the Commission on April 27, 2012, as amended;

b.                                      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (a) above;

c.                                       The Registrant’s Registration Statement on Form F-6 (File No. 333-141820) filed with the Commission on April 2, 2007;

d.                                      The Registrant’s Registration Statement on Form F-6 (File No. 333-162768) filed with the Commission on October 30, 2009; and

e.                                       The description of the Registrant’s Ordinary Shares which is contained in its Registration Statement on Form 8-A (File No. 000-51387) filed with the Commission under the Exchange Act on June 28, 2005, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provide that, subject to the Companies Law, every director or other officer of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him or her, which relate to anything done, concurred in or omitted by him or her as a director or officer of the Registrant provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

ITEM 9. Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on January 22, 2013.

Focus Media Holding Limited

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jason Nanchun Jiang and Kit Leong Low as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to any and all amendments or supplements to this registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with this registration statement and any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 2013.

Signature	Capacity

/s/ Jason Nanchun Jiang	Chief Executive Officer and Chairman of the Board of Directors
Jason Nanchun Jiang	(principal executive officer)

/s/ Kit Leong Low	Chief Financial Officer and Director
Kit Leong Low	(principal financial and accounting officer)

/s/ Fumin Zhuo	Director
Fumin Zhuo

/s/ Neil Nanpeng Shen	Director
Neil Nanpeng Shen

/s/ Charles Chao	Director
Charles Chao

/s/ Daqing Qi	Director
Daqing Qi

/s/ David Ying Zhang	Director
David Ying Zhang

/s/ Ying Wu	Director
Ying Wu

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Focus Media Holding Limited has signed this registration statement or amendment thereto in New York on January 22, 2013.

By:	/s/ Diana Arias
Diana Arias
Senior Manager
Law Debenture Corporate Services Inc.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 from the Registrant’s registration statement on Form F-1 (File No. 333-146913), as amended, initially filed with the SEC on October 24, 2007).

4.2

Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 from the Registrant’s registration statement on Form F-1 (File No. 333-146913), as amended, initially filed with the SEC on October 24, 2007).

4.3

Amended and Restated Deposit Agreement dated April 9, 2007 among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts (incorporated by reference to the registration statement on Form F-6 (File No. 333-142820) filed with the SEC with respect to American Depositary Shares representing ordinary shares).

4.4

2010 Employee Share Option Plan (incorporated herein by reference to Exhibit 10.182 to the Registrant’s annual report for the fiscal year ended December 31, 2009 on Form 20-F (File No. 000-51387) filed with the SEC on June 29, 2010).

5.1*	Opinion of Conyers Dill & Pearman (Cayman) Limited.

23.1*	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1).

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

24.1*	Power of Attorney (included on signature page hereto).

* Filed herewith